UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

form 8-k

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2012

Equity LifeStyle Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	1-11718 (Commission File Number)	36-3857664 (IRS Employer Identification No.)

Two North Riverside Plaza, Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)

(312) 279-1400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

As further described in Item 8.01, on September 10, 2012, Equity LifeStyle Properties, Inc., a Maryland corporation (the "Company") announced that, following the expiration of the Company's tender offer (the "Offer") for shares of its 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the "Series A Shares"), the Company has accepted for purchase all of the Series A Shares that were validly tendered and not withdrawn prior to the expiration of the Offer. Based on preliminary results provided by the depositary for the Offer, the number of Series A Shares accepted for purchase is approximately 5.4 million. Pursuant to the terms of the Offer, the consideration payable for each validly tendered Series A Share (the "Offer Consideration") is (i) one newly issued depositary share (each a "Depositary Share") representing 1/100th of a share of the Company's newly created 6.75% Series C Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (a "Series C Share") with a liquidation value equal to $25.00 per Depositary Share, plus (ii) cash in an amount equal to the amount of all unpaid dividends accrued on such tendered Series A Share through and including midnight, New York City Time, on September 7, 2012 (the "Expiration Date"), which was estimated to be approximately $0.3849625 per Series A Share.

The Depositary Shares have been offered and sold exclusively to existing holders of the Series A Shares pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 3(a)(9) of the Securities Act.

Item 8.01. Other Events.

As further described in the press release attached as Exhibit 99.1 hereto, on September 10, 2012 the Company announced that the Offer had expired on Friday, September 7, 2012. The Company further announced its determination that the conditions of the Offer have been satisfied and that the Company has accepted for purchase all of the Series A Shares that were validly tendered and not withdrawn prior to the expiration of the Offer. Based on preliminary results provided by the depositary for the Offer, the number of Series A Shares accepted for purchase is approximately 5.4 million, representing approximately 68% of the outstanding Series A Shares. The Company intends to arrange for delivery of the Offer Consideration as soon as practicable.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Name of Exhibit
99.1	Press Release of Equity LifeStyle Properties, Inc. dated September 10, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.

Date: September 10, 2012	By:	/s/ Marguerite Nader
Marguerite Nader President and Chief Financial Officer